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                                                                     Exhibit 8.1


              [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                              September 11, 2000


Household Receivables Funding, Inc. III
1111 Town Center Drive
Las Vegas, Nevada 89134


          Re:  Household Credit Card Master Note Trust I
               Household Receivables Funding, Inc. III, as Originator of the
               Trust

               Registration Statement on Form S-3 No. 333-38036 and
               333-38036-01


Ladies and Gentlemen:

          We have acted as counsel for Household Receivables Funding, Inc. III (the "Transferor"), in connection with the preparation of the Registration
      ----------
Statement on Form S-3, as amended (the "Registration Statement") which was filed
                                        ----------------------
with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Notes
              ---
(collectively, the "Notes") to be issued from time to time in series (each, a
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"Series") and representing Obligations of Household Credit Card Master Note
 ------
Trust I (the "Trust").  Such Notes will be issued pursuant to an indenture (the
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"Indenture"), between the Trust and Wells Fargo Bank Minnesota, N.A. as
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Trustee.

          We hereby confirm that the statements set forth in the prospectus relating to the Notes (the "Prospectus") forming a part of the Registration
                            ----------
Statement and the statements set forth in the prospectus supplement relating to the Notes (the "Prospectus Supplement") forming a part of the Registration
                ---------------------
Statement under the headings "Summary of Terms--Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby confirm and adopt the opinions set forth therein.

          We note that the form of Prospectus Supplement does not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual
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Household Receivables Funding, Inc. III

September 11, 2000
Page 2

transaction. In the event that our opinions referred to in the preceding paragraph were to require modification in the context of an actual transaction, we hereby undertake, if we are special tax counsel to the Trust with respect to such transaction, to include any such modifications in a tax opinion (including a consent to filing) filed with the Securities and Exchange Commission pursuant to a post-effective Amendment or Form 8-K prior to the time of sales.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Summary of Terms--Tax Status" and "Material Federal Income Tax Consequences," and "Legal Matters" in the Prospectus and "Summary of Terms--Material Federal Income Tax Consequences" in the Prospectus Supplement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP